As filed with the Securities and Exchange Commission on March 5, 2001.
                                             Commission File No.
                                                                ----------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             Registration Statement Under The Securities Act of 1993
                            ------------------------

                             MONOGRAM PICTURES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

            NEVADA                                                75-2293489
            ------                                                ----------
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                               Identification No.)

           120 St. Croix Avenue, Cocoa Beach, FL 32931 (321) 799-3842
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SHARES ISSUED FOR SERVICES
                           --------------------------
                              (Full Title of Plans)

                                 Charles Kiefner
                               Secretary/Treasurer
                             Monogram Pictures, Inc.
                              120 St. Croix Avenue
                              Cocoa Beach, FL 32931
                                 (321) 799-3842
                                 --------------
(Name and address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:
                           CHARLES A. CLEVELAND, P.S.
                          Charles A. Cleveland, Esquire
                              1212 North Washington
                                    Suite 304
                         Spokane, Washington 99201-2401
                                 (509) 326-1029

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------- ----------------------- ----------------------- ----------------
                                              Proposed maximum        Proposed maximum        Amount of
 Title of securities to    Amount to be      offering price per      aggregate offering     registration
 be registered             registered               share                  price                  fee
                                                    [1]                      [1]                 [2]
------------------------- ---------------- ----------------------- ----------------------- ----------------
     Common Stock,
     $0.001 par value      2,200,000            $0.05                      $110,000           $27.50
                            shares
------------------------- ---------------- ----------------------- ----------------------- ----------------

[1] The maximum offering price was calculated pursuant to Rule 457(c), based upon the closing bid price for the Common Stock on March 2, 2001.
[2] Minimum
fee.

                             MONOGRAM PICTURES, INC.
         Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption                 Caption in Prospectus

1.     Forepart of Registration Statement      Facing Page of Registration
       and Outside Front Cover Page            Statement and Cover Page of
       of Prospectus                           Prospectus

2.     Inside Front and Outside Back           Inside Cover Page of Prospectus
       Cover Pages of Prospectus               and Outside Cover Page of
                                               Prospectus

3.      Summary Information, Risk              Not Applicable
       Factors and Ratio of Earnings to
       Fixed Charges

4.     Use of Proceeds                         Not Applicable

5.     Determination of Offering Price         Not Applicable

6.     Dilution                                Not Applicable

7.     Selling Security Holders                Sales by Selling Shareholders

8.     Plan of Distribution                    Cover Page of Prospectus and
                                               Sales by Selling Shareholders

9.     Description of Securities to            Grant of Stock Bonus; and
       be Registered                           Sales by Selling Shareholders

10.    Interest of Named Experts               Not Applicable
       and Counsel

11.    Material Changes                        Not Applicable

12.    Incorporation of Certain Information    Incorporation of Certain
       by Reference                            Information by Reference

13.    Disclosure of Commission Position       Indemnification
       on Indemnification or Securities
       Act Liabilities

                               REOFFER PROSPECTUS

                             MONOGRAM PICTURES, INC.
                       (f/k/a e Personnel Management.com)
                            (f/k/a Definition, Ltd.)

                        2,200,000 Shares of Common Stock
                          ($0.001 par value per share)

   The shareholders named in the table included in the "Selling Shareholders" section of this Reoffer Prospectus, which begins on page 9, are offering all of the shares of common stock covered by this Reoffer Prospectus. Those people are called selling shareholders and will be referred to throughout this document as the "Selling Shareholders". The Selling Shareholders include officers and directors who received stock instead of salaries and cost reimbursements and Kevin Smith, who received his stock for consulting services rendered.

We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The Selling Shareholders may sell all or a portion of their stock at any time whether through a broker, or otherwise. The stock will generally be sold at the market price or whatever price is negotiated. Shares to be sold by Kenneth Mason and any other affiliates which are covered by this Reoffer Prospectus, will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

Our common stock is quoted on the OTC Electronic Bulletin Board (Symbol: MOPX). On March 2, 2001, the closing price of the common stock was $0.05 per share.

See "Risk Factors" beginning on page 7 for a description of certain factors that should be considered by purchasers of the common stock.

We have not, nor has any individual named in this Reoffer Prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this Reoffer Prospectus. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy.

 We have filed a registration statement on Form S-8 in respect of the common stock offered by this Reoffer Prospectus with the Securities and Exchange Commission under the Securities Act. This Reoffer Prospectus does not contain all of the information contained in the registration statement. You should read this entire Reoffer Prospectus carefully as well as the registration statement for additional information.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   -----------

This Reoffer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

              The date of the Reoffer Prospectus is March 5, 2001.

                                TABLE OF CONTENTS

Where You Can Find More Information.......................................   6
Forward-Looking Statements................................................   6
About Us..................................................................   7
Risk Factors..............................................................   7
Use of Proceeds...........................................................   9
Selling Stockholders......................................................   9
Plan of Distribution......................................................   10
Common Stock..............................................................   11
Indemnification...........................................................   12
Legal Matters.............................................................   13
Experts...................................................................   13

                       WHERE YOU CAN FIND MORE INFORMATION
 We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our file number is File No. 0-20598. In addition, our proxy and information statements and other information about us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 R Street, N.W., Washington, D.C. 20006.

      The SEC allows us to "incorporate by reference" information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Reoffer Prospectus. Information in this Reoffer Prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Reoffer Prospectus. We incorporate by reference of the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1999;
(2) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000;
(3) The Company's Quarterly Report on Form 10-QSB for the period ended June 30,2000;
(4) The Company's Quarterly Report on Form 10-QSB for the period ended September 30,2000;
(5)      The Company's Report on Form 8-K for the period ended January 22, 2001;
(6)      The  Company's  Report on Form 8-K for the period  ended  February  13,
         2001;
(7) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Reoffer Prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                              Corporate Secretary,
                             Monogram Pictures, Inc.
                              120 St. Croix Avenue
                              Cocoa Beach, FL 32931
                                 (321) 799-3842

       Information on our website is not part of this Reoffer Prospectus.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

         -     the statements discuss our future expectations;

         - the statements contain projections of our future earnings or of our financial condition; and

         -     the statements state other "forward-looking" information.

         We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this Reoffer Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this Reoffer Prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                    ABOUT US

We were formed on March 13, 1989 in the State of Nevada. Originally we acquired the rights and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. We also obtained and further enhanced procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries using the Stone Grill for tabletop cooking. From 1989 to 1993, we tried to market and sell the Stone Grill cooking and its Stone Grill products and, even tested a restaurant in 1991. During 1993, we decided not to continue in the restaurant business. We sold all of our interest to Stone Grill Restaurants, Inc., a related company.

During 1994, we started to acquire the materials to do business in interactive media and communications. We started to acquire programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time. We have tried to operate as a temporary employment agency for professionals. On March 14, 2000, we acquired 75% of Interstate Management Services Company in return for 750,000 shares of our common stock. This business was not successful. The acquisition of was rescinded on December 21, 2000.

We have changed our corporate name a few times in the past year. On April 25, 2000, we changed our name from Definition, Ltd., to e Personnel Management.com. On September 25, 2000, we changed our name to Monogram Pictures, Inc.

We have recently redirected our business efforts back into the film industry. We are focusing on the distribution and marketing of our film library. We had originally acquired the film library in 1999 for $2,500,000. We later sold the entire film library for $3,000,000. In August 17, 2000, we reaquired a film library from Media Classics Group, Inc., an affiliated company controlled by John and Donna Anderson.

We are currently in negotiations with several different companies for the distribution of our film library. Monogram has opened an office in Minneapolis, Minnesota under the direction of Steven Gallagher, vice-president of domestic sales.

In January, 2000, we announced a transaction with MegaMedia Networks, Inc., an Internet based company. In February we announced a transaction with RBSI, a Nevada corporation, involved in the Automated Teller Machine and Electronic Fund Transfer data processing industry. Both transactions were rescinded in April, 2000 for non-performance on the parts of MegaMedia Networks, Inc. and RBSI.

We also sell outside the U.S., copies of video, film clips and programming from our broadcast film library. Our library contains many programs, documentaries, newsreels, music books and educational footage.

We are seeking to develop customers and sales utilizing the "Internet" as well as other ways of distributing films.

On January 17, 2001, Charles A. Cohen resigned as one of our Directors and Chief Financial Officer. Kenneth A. Mason was elected to replace Mr. Cohen as a Director and Chief Financial Officer.

On February 8, 2001, John Anderson resigned from the Board of Directors in order to pursue personal business interests. Donna L. Anderson stepped down as President and CEO, but remains as a Director and assumed the new position of Director of Production Development. Kenneth A. Mason was appointed Interim President and CEO.

                                  RISK FACTORS

 You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

We have incurred significant losses in the last several years. We intend to continue to expend significant financial and management resources on the development of additional products, sales and marketing, improved technology and expanded operations. Although we believe that operating losses and negative cash flows may diminish in the near future, we may not be profitable or generate cash from operations in the foreseeable future.

IF WE DO NOT SECURE ADDITIONAL FINANCING, WE MAY BE UNABLE TO DEVELOP OR ENHANCE OUR SERVICES, TAKE ADVANTAGE OF FUTURE OPPORTUNITIES OR RESPOND TO COMPETITIVE PRESSURES.

We require substantial working capital to fund our business. We have had significant operating losses and negative cash flow from operations. Film distribution is very expensive. So is running a professional employment agency. Additional financing may not be available when needed on favorable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures, which could materially adversely affect our business. Our capital requirements depend on several factors, including the rate of market acceptance of our products, the ability to expand our customer base, the growth of sales and marketing and other factors. If capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated.

THE FILM INDUSTRY HAS MANY SIGNIFICANT RISKS. The film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any film since revenues derived from the production and distribution of films (which do not necessarily bear a direct correlation to the production or distribution costs associated therewith) depend primarily upon their acceptance by the public, which cannot be predicted. The commercial success of films also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and we cannot predict with certainty.

         ----- Acceptance\Trends. It is possible that our films may not be widely acclaimed and may not do as well as expected in video sales. As with most films, personal appeal and styles change rapidly. We cannot anticipate public appeal.

         ----- The success of any film is based on its distribution. The process of distributing a film is costly and entails commercial problems which could adversely affect a film's ultimate profitability, such as audience acceptance of the film, competition for viewing medias, such as theaters or video sales or the internet, substantial media advertising costs, uncertainty with respect to release dates, the failure of other Parties to fulfill their contractual obligations and other contingencies.

THE FILM INDUSTRY IS VERY COMPETITIVE. Film distribution is a highly competitive business with competition coming both from companies within the motion picture industry and companies in other entertainment media. Many of these competitors have significantly greater financial and other resources than the Company. Furthermore, our films will encounter competition from other films as well as from the other varieties of public entertainment

WE ARE ACTIVELY INVOLVED IN THE HIGHLY COMPETITIVE PLACEMENT STAFFING INDUSTRY. The placement staffing industry is characterized by a large number of highly competitive sole-proprietorship operations. The contract staffing industry is highly competitive, primarily from local, regional and national competitors. There are relatively few barriers to entry by firms offering placement services, while significant amounts of working capital typically are required for firms offering contract services.

DEPENDENCE UPON KEY PERSONNEL - If we lose any of our executive officers, or are unable to attract and retain qualified management personnel and directors, our ability to run our business could be adversely affected and our revenue and earnings could decline.

We are dependent upon the services and management skills of our executive officers, Kenneth A. Mason, Interim President/Chief Executive Officer/Chief Financial Officer and Charles R. Kiefner, Secretary/Treasurer. Mr. Kiefner has been with us since August, 1997. We have not entered into employment agreements with Mr. Mason and Mr. Kiefner. We do not maintain key man life insurance on either officer. Further, our growth strategy will depend, in part, on our ability to attract and retain additional key management, marketing and operating personnel.

CONTROL BY EXISTING MANAGEMENT - Certain members of our board of Directors own a significant portion of our outstanding common stock.

Our Board of Directors, officers and their respective affiliates beneficially own 58.5% of our outstanding common stock. Although these persons do not have any agreements or understandings to act or vote in concert, any such agreement, understanding or acting in concert would make it difficult for others to elect the entire Board of Directors, or to control the disposition of any matter submitted to a vote of shareholders.

THE VALUE OF OUR STOCK HAS IN THE PAST AND MAY IN THE FUTURE CHANGE SUDDENLY AND SIGNIFICANTLY. The trading price of our common stock has been subject to significant fluctuations to date and could be subject to wide fluctuations in the future, in response to many factors, including the following:

     . Quarter-to-quarter variations in our operating results,

     . New Legal requirements for employment agencies such as taxes, licensing or legal matters such as employment regulations,

     . Legal requirements that affect films such as trademark, copyright, or royalty matters ,

     . General conditions in the markets for our services and products, the film industry, or employment needs,

     . General financial market conditions, or

     . Other events or factors.

         In this regard, we do not endorse or accept responsibility for the estimates or recommendations issued by stock research analysts from time to time. The volatility of public stock markets, and media stocks specifically, have frequently been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the market price of our common stock.

PROPRIETARY PROTECTION. As part of our business we have tried to build up a library of films to be used for informercials, documentaries, movies, newsreels and educational films. Our products may not be protected by registered copyrights, and we have not filed any copyright applications in any jurisdiction. The lack of copyright protection may limit our ability to distinguish ourselves from other industry competitors. In addition, while we license our films to purchasers and restrict unauthorized use under our licensing provisions, this does not protect us from an erosion of potential revenue due to illicit use and piracy.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The following table lists (a) the name of the Selling Shareholders (b) the number of shares of common stock beneficially owned by each Selling Shareholder prior to the offering (c) the number of shares being offered under this Reoffer Prospectus by such Selling Shareholders; and (d) the number of shares of common stock beneficially owned by each Selling Shareholder after the completion of the offering. The table assumes that the Selling Shareholders will sell all shares they are offering under this Reoffer Prospectus, and that the Selling Shareholders will not acquire additional shares of our common stock prior to completion of this offering. The shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer such shares for resale from time to time. See "Plan of Distribution.".


                                    Number of     Percentage                        Shares to         Percentage
Name of                             Shares          Owned           Shares to       Be Owned          To Be Owned
Selling Shareholder                 Owned       Before Offering     Be Offered      After Offering   After Offering

TIMOTHY J. PINCHIN                1,000,000         4.178%           1,000,000          -0-            0%
777 North Palm Canyon Drive
Palm Springs, California 92262

KENNETH A. MASON                    500,000         2.089%            500,000           -0-            0%
777 North Palm Canyon Drive
Palm Springs, CA 92262

CHARLES A. CLEVELAND                200,000          .836%            200,000           -0-            0%
1212 North Washington Street
Suite 304
Spokane, WA 99201

CARL FLEMING                        200,000          .836%            200,000           -0-            0%
777 North Palm Canyon Drive
Palm Springs, CA 92262

DHUGALD PINCHIN                     200,000          .836%            200,000           -0-            0%
777 North Palm Canyon Drive
Palm Springs, CA 92262

KENDRA LAVIETES                     200,000          .836%            200,000           -0-            0%
777 North Palm Canyon Drive
Palm Springs, CA 92262

We believe that all of the above individuals are natural persons; they provided bona fide services to us; and the services they performed were not for capital-raising transactions and do not directly or indirectly promote or maintain a market for our stock.

Kenneth A. Mason received his stock as partial compensation for current and future services as our Chief Financial Officer.

Carl Fleming received his stock for consulting services for marketing of our products in the state of Texas.

Timothy J. Pinchin received his stock for consulting services for developing strategic plans and business plans for Monogram Pictures, Inc. He also is assisting the Company in the development and execution of new marketing programs for the film libraries. None of his services are in connection with the offer or sale of our common stock in a capital-raising transaction or to promote or maintain a market for our common stock.

Dhugald Pinchin received the stock as payment for the physical organization and cataloging of our film library. Dhugald is one of our employees.

Kendra Lavietes received the stock as compensation for product marketing and research services. Kendra is one of our employees.

Charles Cleveland received his stock as compensation for legal services.
----------
[1] Except as set forth herein, all securities are directly owned and the sole investment and voting power are held by the person named. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of February 14, 2001 upon the exercise of options or warrants.

[2] Based upon 22,284,225 shares of Common Stock issued and outstanding as of February 25, 2001.

                              PLAN OF DISTRIBUTION

The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of their Shares offered by this Reoffer Prospectus from time to time. These sales may be made:

         -     on the over-the-counter market;

         -     to purchasers directly;

         - in ordinary brokerage transactions in which the broker solicits purchasers;

         - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

         - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

         - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Reoffer Prospectus;

         - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

         -     in any combination of one or more of these methods; or

         -     in any other lawful manner.

The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, such Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Brokerage fees may be paid by the Selling Shareholder, which may be in excess of usual and customary brokerage fees. Broker-dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price, and, to the extent such a broker-dealer is unable to do so acting as agent for any Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter Bulletin Board, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

All Shares of Kenneth Mason and any other affiliates which are covered by this Reoffer Prospectus will be required to comply with the volume limitations under Rule 144(e) of the Securities Act.

The Selling Shareholders will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Shareholders. All of the foregoing may affect the marketability of the Common Stock.

            We will pay substantially all the expenses incident to this offering of Shares by the Selling Shareholders, other than brokerage and selling fees. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and we or Selling Shareholders comply with the applicable requirements.

         We may be required to file a supplemental Reoffer Prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this Reoffer Prospectus would contain

         (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

         (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

         (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this Reoffer Prospectus, including any Reoffer Prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                                OUR COMMON STOCK
 Common Stock

We can issue up to 100,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of Preferred Stock. Our stockholders are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. A majority of our outstanding Common Stock can elect the entire Board of Directors of the Company. Our bylaws say that a majority of the outstanding shares is a quorum for shareholders' meetings, except if the bylaws or a law say otherwise.

Our Shareholders have no preemptive rights to acquire additional shares of Common Stock or other securities. Our Common Stock is subject to redemption and will carry no subscription or conversion rights. If we liquidate, our

Common Stock will be entitled to share equally in corporate assets after satisfaction of our bills. The shares of Common Stock, once issued, is fully paid and non-assessable.

Our stockholders can receive dividends if the Board of Directors decides to do so and if we have the funds legally available. We intend to expand our business through reinvesting our profits, if we have any, and don't expect to pay dividends.

Our Directors have the authority to issue shares without action by the shareholders.

Stock Option Plan

In November, 1999, we adopted a stock option plan to reward key officers and directors. The Plan allows us to give stock options for up to 1,000,0000 shares of common stock. We call the Plan the 1999 KEY EMPLOYEE/DIRECTOR STOCK OPTION PLAN. We have not issued any stock from the Plan.

Transfer Agent

Our transfer agent for the shares of Common Stock is Corporate Stock Transfer, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209.

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not .. personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statutes, ss.78.300. In addition, Nevada Revised Statutes, ss.78.751 and Article VII of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of our Bylaws.

In general, any director or officer (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of us or is or was serving in any capacity for us as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by us for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement by us for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

The Bylaws also provide that we can purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

We and Interactive Systems, Inc., our wholly-owned subsidiary (ISI), have entered into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by us and by ISI of each of them to the extent permitted by our respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our special counsel, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 200,000 shares of common stock. The 200,000 shares of common stock constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this Reoffer Prospectus by reference from the Company's Annual Report on Form 10-KSB and 10-KSB/A for the Year ended December 31, 1999 have been audited by Clancy & Co., PLLC, Certified Public Accountants, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing as stated in their report.

Item 5.     Interests Of Named Experts And Counsel.
            --------------------------------------

Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns approximately 200,000 shares of common stock. The 200,000 shares of Common Stock constitute a significant interest, as that term is defined under Item 509 of Regulation S-K.

Item 6.     Indemnification Of Directors And Officers.
            -----------------------------------------

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

All shares of common stock were believed issued pursuant to an exemption to registration provided under Section 4(2), of the Securities Act of 1933.

Item 8.  Exhibits And Financial Statement Schedules.
         ------------------------------------------
         Certain  of  the   following   exhibits  are  filed  as  part  of  this
registration statement.

The following are filed as exhibits to this Registration Statement:

                                                                    Sequentially
                                                                        Numbered
Exhibit No.    Description                                                  Page
--------------------------------------------------------------------------------
4.2            Instruments   defining   the  rights  of  security
               holders including indentures

4.2.1 Amended and Restated Articles of Incorporation, dated January 13, 1995, of the Company. Incorporated by reference to the Company's Annual Report on Form 10-KSB for the Fiscal year ended December 31, 1996.

4.3            By-laws of the  Company,  dated  January 13, 1995.
               Incorporated by reference to the Company's  Annual
               Report on Form  10-K,  for the  fiscal  year ended
               December 31, 1996.

5              Opinion of Charles A. Cleveland, re: Legality

10.1           Consulting   Agreement  between  the  Company  and
               Timothy Pinchin.

10.2           Consulting  Agreement between the Company and Carl
               Fleming.

23.1           Consent of Clancy and Co., PLLC,  Certified Public
               Accountants

23.2 Consent of Charles A. Cleveland, Attorney At Law (included as part of Exhibit 5, above)

24.1 Powers of Attorney (contained on Sequential page 17 of this Registration Statement)


Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes

                   (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those Paragraphs is contained in periodic reports filed by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from  registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cocoa Beach, State of Florida, on the 5th day of March, 2001.

                                   MONOGRAM PICTURES, INC.

                                   By: /s/KENNETH A. MASON
                                       -----------------------------------------
                                        Kenneth A. Mason
                                   Title: President, Chief Financial Officer,


                                   By: /s/CHARLES KIEFNER
                                      ------------------------------------------
                                      Charles Kiefner
                                   Title: Secretary/Treasurer

Date:      March 1, 2001
      --------------------------------

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kenneth A. Mason, as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or Blue Sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                              Date
---------                     -----                              ----

/s/KENNETH A. MASON           President /Chief Executive         March 1, 2001.
----------------------------  Officer
Kenneth A. Mason

/s/CHARLES KIEFNER            Secretary/Treasurer and            March 1, 2001.
----------------------------  Director
Charles Kiefner

/s/KENNETH A. MASON           Director and Chief Financial       March 1, 2001.
----------------------------  Officer
Kenneth A. Mason

/s/DONNA L. ANDERSON          Chair                              March 1, 2001.
----------------------------
Donna L. Anderson